UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2010

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1 Rockefeller Plaza, Suite 400 New York, New York		10020-2002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

Intervest Bancshares Corporation (the “Company”) previously disclosed in a press release filed under cover of a Report on Form 8-K filed on July 16, 2010, that the Comptroller of the Currency (the “OCC”) planned to enter into a formal agreement with Intervest National Bank, the Company’s subsidiary bank (the “Bank”). On December 9, 2010, the Bank entered into that formal written agreement (the “Formal Agreement”) with the OCC.

The Formal Agreement is based on findings of the OCC during their on-site examinations of the Bank and the Formal Agreement supersedes and replaces the previously disclosed Memorandum of Understanding (“MOU”) entered into on April 7, 2009. Since completion of the most recent examination, the Board of Directors and management of the Bank have aggressively worked to address the findings of the examination and have implemented strategies or are developing formal action plans to comply with all requirements of the Formal Agreement.

The Formal Agreement requires the Bank to take certain actions, including the development of strategic and capital plans covering at least three years, completing a management assessment, and developing programs related to: loan portfolio management; criticized assets; credit concentrations; loan review; accounting for other real estate owned; maintaining an adequate allowance for loan losses; liquidity risk management; and interest rate risk. Additionally, the Bank is required to submit periodic progress reports to the OCC regarding various aspects of the foregoing actions, and the Bank’s Board of Directors is required to appoint a compliance committee to monitor and coordinate the Bank’s performance under the Formal Agreement.

The Formal Agreement also limits the Bank’s ability to pay dividends to the Company and establishes individual minimum capital ratios requiring the Bank to continue to maintain Tier 1 Capital at least equal to 9% of adjusted total assets, to continue to maintain Tier 1 Capital at least equal to 10% of risk-weighted assets; and to continue to maintain Total risk-based capital at least equal to 12% of risk-weighted assets. These are the same levels that the Bank had previously agreed to maintain and, as of the date of this Current Report, the Bank is in compliance with those requirements.

Management and the Board of Directors are committed to taking all necessary actions to promptly address the requirements of the Formal Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Formal Agreement is qualified in its entirety by reference to the text of the Formal Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement by and between the Office of the Comptroller of the Currency and Intervest National Bank, dated December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: December 9, 2010	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: December 9, 2010	By:	/s/ John J. Arvonio
Chief Financial and Accounting Officer
(Principal Financial Officer)